As filed with the Securities and Exchange Commission on May 20, 1996
                                             Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------


                                 MEDTRONIC, INC.
             (Exact name of registrant as specified in its charter)

       Minnesota                                        41-0793183
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                          Identification No.)

                         7000 Central Avenue N.E. 55432
                       Minneapolis, Minnesota (Zip Code)
                    (Address of principal executive offices)

                                 MEDTRONIC, INC.
    Stock Options under 1993 Incentive Stock Option Plan of Acquired Company
                            (Full title of the plan)

                                 Ronald E. Lund
                             Senior Vice President,
                          General Counsel and Secretary
                                 Medtronic, Inc.
                            7000 Central Avenue N.E.
                              Minneapolis, MN 55432
                     (Name and address of agent for service)
                                 (612) 574-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed                 Proposed
      Title of            Amount to be              Maximum                  Maximum               Amount of
  Securities to be         Registered              Offering                 Aggregate             Registration
     Registered                                 Price Per Share        Offering Price (1)             Fee
                                                      (1)
-------------------------------------------------------------------------------------------------------------------
   Common Stock,             114,052
   $.10 par value            Shares                 $54.8125                $6,251,475.25           $2,155.68
        (2)
===================================================================================================================

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the registrant's Common Stock on May 14, 1996 as reported by the New York Stock Exchange.

     (2) Each share of Common Stock includes a Preferred Stock Purchase Right pursuant to the registrant's Shareholder Rights Plan.
===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, previously filed (File No. 1-7707) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference, as of their respective dates, and made a part hereof:

     (1) The Annual Report on Form 10-K of Medtronic, Inc. (the "Company") for the fiscal year ended April 30, 1995 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

     (3)  The  description  of  the  Company's   Common  Stock  contained  in  a
registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person, against judgments, penalties and fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions, acted in good faith, received no improper personal benefit and Section 302A.255 (which pertains to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by person in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. The Company's Articles of Incorporation and Bylaws do not limit the Company's obligation to indemnify such persons.

     The Company's Articles of Incorporation limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for
(i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Company's Articles of Incorporation.

     Subject to exclusions and limitations, the Company maintains certain insurance coverage against liability which a director or officer may incur in his or her capacity as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Exhibit                    Description

         4.1 Medtronic Restated Articles of Incorporation, as amended to date, incorporated herein by reference to
                        Exhibit 3.1 in Medtronic's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1996.

         4.2 Medtronic Bylaws, as amended to date, incorporated herein by reference to Exhibit 3.2 in Medtronic's Annual Report on Form 10-K for the year ended April 30, 1991, filed with the Commission under cover of Form SE dated July 24, 1991.

         4.3 Form of Rights Agreement dated as of June 27, 1991 between Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A thereto the form of Preferred Stock Purchase Right Certificate, incorporated by reference to Exhibit (1) of Medtronic's Form 8-A Registration Statement dated June 27, 1991 and filed with the Commission on June 28, 1991.

         5              Opinion of Ronald E. Lund, General Counsel of the
                        Company.

      23.1              Consent of Price Waterhouse LLP

      23.2              Consent of Ronald E. Lund (included in Exhibit 5)

      24                Powers of Attorney

      99.1              Form of Stock Option Agreement.

      99.2              AneuRx, Inc. 1993 Incentive Stock Option Plan

Item 9.  Undertakings

         A.       The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to II-3 be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 20, 1996.

                                      MEDTRONIC, INC.


Dated:  May 20, 1996                 By:  /s/ William W. George
                                          --------------------
                                          William W. George
                                          President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: May 20, 1996                  By: /s/ William W. George.
                                         ----------------------
                                         William W. George
                                         President and Chief Executive Officer


Dated:  May 20, 1996                 By:  /s/ Robert L. Ryan
                                          ------------------
                                          Robert L. Ryan
                                          Senior Vice President and
                                          Chief Financial Officer
                                          Principal Financial and
                                          Accounting Officer)

F. Caleb Blodgett
Arthur D. Collins, Jr.
William W. George
Antonio M. Gotto, Jr., M.D.
Bernadine P. Healy, M.D.
Vernon H. Heath
Thomas E. Holloran
Glen D. Nelson, M.D.                                          DIRECTORS
Richard L. Schall
Jack W. Schuler
Gerald W. Simonson
Gordon M. Sprenger
Richard W. Swalin, Ph.D.
Winston R. Wallin

     Ronald E. Lund, Senior Vice President, General Counsel and Secretary of the Registrant, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons.

Dated:  May 20, 1996                     By:  /s/ Ronald E. Lund
                                              ------------------
                                              Ronald E. Lund
                                              Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit                                                      Paper (P)
                                                           or Electronic (E)


4.1  Medtronic  Restated  Articles  of  Incorporation,           --
     as amended to date, incorporated herein by reference to Exhibit 3.1 in Medtronic's Quarterly
     Report on Form 10-Q for the quarter ended July 28, 1995, filed with the Commission on September 8, 1995.

4.2  Medtronic Bylaws, as amended to date, incorporated           --
     herein by reference to Exhibit 3.2 in Medtronic's Annual
     Report on Form 10-K for the year ended April 30, 1991, filed with the Commission under cover of Form SE dated
     July 24, 1991.

4.3  Form of Rights Agreement dated as of June 27, 1991 between   --
     Medtronic and Norwest Bank Minnesota, National Association, including as Exhibit A thereto the form of Preferred Stock Purchase Right Certificate, incorporated by reference to Exhibit (1) of Medtronic's Form 8-A Registration Statement dated June 27, 1991 and filed with the Commission on June 28, 1991.

5    Opinion of Ronald E. Lund, General Counsel of the Company.    E

23.1 Consent of Price Waterhouse LLP.                              E

23.2 Consent of Ronald E. Lund (included in Exhibit 5).            --

24   Powers of Attorney.                                           E

99.1 Form of Stock Option Agreement.                               E

99.2 AneuRx, Inc. 1993 Incentive Stock Option Plan.                E